                           ACME METALS INCORPORATED

                       $175,000,000 Principal Amount of
                      ____% Senior Secured Notes due 2002

                                      and

                        $           Principal Amount of
                 ____% Senior Secured Discount Notes due 2004

                            UNDERWRITING AGREEMENT
                            ----------------------


                                                                          , 1994


LEHMAN BROTHERS INC.
BT SECURITIES CORPORATION
c/o Lehman Brothers Inc.
3 World Financial Center
New York, New York  10285

Dear Sirs:

          Acme Metals Incorporated, a Delaware corporation (the "Company"),
proposes to issue and sell $175,000,000 principal amount of its      % Senior
Secured Notes due 2002 (the "Senior Secured Notes") and $           principal
amount of its     % Senior Secured Discount Notes due 2004 (the "Senior Secured
Discount Notes" and, together with the Senior Secured Notes, the "Notes") to the several underwriters (the "Underwriters"). The Senior Secured Notes are to be
issued under an Indenture dated as of           , 1994 (the "Note Indenture")
among the Company, the Guarantors (as hereinafter defined) and Shawmut Bank Connecticut, N.A., as trustee (the "Note Trustee"). The Senior Secured Discount
Notes are to be issued under an Indenture dated as of            , 1994 (the
"Discount Note Indenture" and, together with the Note Indenture, the "Indentures") among the Company, the Guarantors and Shawmut Bank Connecticut, N.A., as trustee (the "Discount Note Trustee" and, together with the Note
Trustee, the "Trustees").   Pursuant to the terms of the Indentures, the
Company's obligations under the Indentures and the Notes will be unconditionally guaranteed, jointly and severally, on a senior basis (collectively, the "Guarantees") by each of Acme Steel Company ("Steel"), Alabama Metallurgical Corporation ("Metallurgical"), Acme Packaging Corporation ("Packaging"), Alpha Tube Corporation ("Alpha"), Universal Tool & Stamping Company, Inc. ("Universal"), Alta Slitting Corporation ("Alta") and Acme Steel Company International,

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                                      -2-

Inc. ("International," and together with Steel, Metallurgical, Packaging, Alpha, Universal and Alta, the "Guarantors"). The Company and the Guarantors are referred to herein as the "Registrants" and the Notes and the Guarantees are hereinafter referred to collectively as the "Securities." This is to confirm the agreement concerning the purchase of the Securities from the Registrants by the Underwriters.

          1. Representations, Warranties and Agreements of the Registrants. The Registrants jointly and severally represent, warrant and agree that:

          (a) A registration statement on Form S-1 (File No. 33-54101) and one or more amendments thereto with respect to the Securities have (i) been prepared by the Registrants in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and (ii) been filed with the Commission under the Securities Act. Copies of such registration statement and each amendment thereto have been delivered by the Registrants to the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, is or, if such registration statement was effective at the time of execution of this Agreement, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information, if any, contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations or, if no such filing is made, the final prospectus contained in the Registration Statement at the Effective Time. The Commission has not issued any order preventing or suspending the use of any

     Preliminary Prospectus nor instituted any proceeding for such purpose.

        (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations; the Registration Statement and any amendment thereto do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto do not and will not, as of the applicable filing date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Registrants by or on behalf of any Underwriter with respect to such Underwriter specifically for inclusion therein (as confirmed in Section 7(e) hereof) or as to that part of the Registration Statement that constitutes the Statement of Eligibility under the Trust Indenture Act of the Trustees; and the Indentures conform in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder.

        (c) The Company and each of its subsidiaries (as defined in Section 13) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification except for jurisdictions in which the failure to so qualify, together with all other such failures, would not have a material adverse effect upon the business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, and have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses as described in the Prospectus; and the Company has no other subsidiaries other than the Guarantors.

        (d) The Company had at the date indicated in the Prospectus a duly authorized and outstanding capitalization as set forth in the column entitled "Actual" under the caption "Capitalization" as set forth in the Prospectus, and, based on the assumptions stated in the Prospectus, the Company will have on the Delivery Date (as defined below) the adjusted capitalization as set forth in the column entitled "As Adjusted" under the caption "Capitalization" as set forth in the Prospectus; all of the Special Warrants (as defined in the Prospectus) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; at the Delivery Date, all conditions to the exercise of the Special Warrants and the release from escrow of the net proceeds of the sale thereof will have been satisfied or waived and, upon exercise of the Special Warrants, each share of Common Stock issuable in respect thereof will be validly issued, fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

        (e) The Indentures, the Security Documents (as defined in the Indentures), the Notes and the Guarantees have been duly and validly authorized by the Registrants (to the extent each is a party thereto); and on the Delivery Date, (i) the Indentures will have been duly and validly authorized, executed and delivered by each of the Registrants and, when duly and validly authorized, executed and delivered by the respective Trustee, will constitute valid and legally binding obligations of each of the Registrants enforceable against each such Registrant in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) the Security Agreement (as defined in the Indentures) will have been duly and validly authorized, executed and delivered by Acme Steel and, when duly and validly authorized, executed and delivered by the Collateral Agent (as defined in the Indentures), will constitute valid and legally binding obligations of Acme Steel enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iii) the Mortgage (as defined in the Indentures) will have been duly and validly authorized, executed and delivered by Acme Steel and will constitute valid and legally binding obligations of Acme Steel enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iv) the Stock Pledge Agreements (as defined in the Indentures) will have been duly and validly authorized, executed and delivered by each of the Registrants (to the extent each is a party thereto) and, when duly and validly authorized, executed and delivered by the Collateral Agent, will constitute valid and legally binding obligations of each of the Registrants (to the extent each is a party thereto) enforceable against each such Registrant in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); (v) the Intercreditor Agreement will have been duly and validly authorized, executed and delivered by each of the Registrants and, when duly and validly authorized, executed and delivered by the Collateral Agent and the Agent (as defined in the Intercreditor Agreement), will constitute a valid and legally binding obligation of each of the Registrants enforceable against each Registrant in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); (vi) the Collateral Agency Agreement (as defined in the Indentures) will have been duly and validly authorized, executed and delivered by each of the Registrants (to the extent each is a party thereto) and, when duly and validly authorized, executed and delivered by the Collateral Agent and the Trustees, will constitute a valid and legally binding obligation of each of the Registrants (to the extent each is a party thereto) enforceable against each such Registrant in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); (vii) the Disbursement Agreement (as defined in the Indentures) will have been duly and validly authorized, executed and delivered by the Company) and, when duly and validly authorized, executed and delivered by the Collateral Agent, will constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (viii) the Notes will have been duly and validly authorized for issuance by the Company and, upon execution, authentication, delivery and payment therefor as provided in this Agreement and the Indentures, will be validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indentures and enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (ix) each of the Guarantors will have duly and validly authorized its Guarantee for issuance and, upon endorsement on the Notes by such Guarantor and upon execution of the Notes by the Company and authentication, delivery and payment for the Notes as provided in this Agreement and the Indentures, its Guarantee will be validly issued and outstanding and will constitute a valid and legally binding obligation of such Guarantor enforceable against each such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (x) the Indentures, the Security Documents, the Securities and the Working Capital Facility (as defined below) will conform in all material respects to the descriptions thereof contained in the Prospectus.

        (f) The execution, delivery and performance of this Agreement by each of the Registrants and the consummation by each of the Registrants of the transactions contemplated hereby, the execution and delivery of the Indentures, the Security Documents, the Notes and the Guarantees by each of the Registrants (to the extent each is a party thereto) and compliance by each of the Registrants with all of the provisions hereof and, if applicable, thereof will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement (other than as may arise pursuant to the Company's existing revolving credit agreement dated as of June 26, 1992 and the Note Agreements, dated as of October 16, 1989, as amended, which will either be terminated or prepaid, as the case may be) or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities or Blue Sky laws or filings that may be required by the National Association of Securities Dealers, Inc. ("NASD") in obtaining from it a written statement that it has no objections to the terms of this underwriting in connection with the purchase and distribution of the Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by each of the Registrants or the consummation of the transactions contemplated hereby, the execution and delivery of the Indentures, the Security Documents, the Intercreditor Agreement, the Collateral Agency Agreement, the Notes and the Guarantees by each of the Registrants (to the extent each is a party thereto) or

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                                      -8-

     compliance with all of the provisions hereof and, if applicable, thereof.

        (g) Each of the Registrants has the requisite corporate power and authority to execute and deliver this Agreement, the Indentures, the Security Documents, the Notes and the Guarantees (to the extent each is a party thereto) and to perform its obligations hereunder and, if applicable, thereunder; and all corporate action required to be taken for the due and proper authorization, issuance, sale and delivery of the Securities and the consummation of the transactions contemplated by the Indentures, the Security Documents, the Intercreditor Agreement, the Collateral Agency Agreement, and this Agreement have been duly and validly taken.

        (h) This Agreement has been duly and validly authorized, executed and delivered by each of the Registrants.

        (i) Except for the documents relating to the Special Warrants and to the EPC Contract (as defined in the Prospectus) relating to certain shares of capital stock of the Company to be issued to Raytheon Engineers & Contractors, Inc. ("Raytheon") or an affiliate of Raytheon, there are no contracts, agreements or understandings between any of the Registrants, on the one hand, and any other person, on the other hand, granting such person the right to require any of the Registrants to file a registration statement under the Securities Act with respect to its securities owned or to be owned by such person or to require any of the Registrants to include its securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by it under the Securities Act.

        (j) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the Prospectus.

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                                      -9-

        (k) The consolidated financial statements and financial data (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as indicated therein, and the pro forma financial data filed as part of the Registration Statement or included in the Prospectus have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial data and the assumptions used in the preparation thereof are, in the Registrants' opinion, reasonable.

        (l) Price Waterhouse, who have certified the consolidated financial statements of the Company and its subsidiaries and whose report appears in the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

        (m) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property reflected in the financial statements or described in the Prospectus, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property as reflected in the Company's consolidated financial statements and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries which are described in the Prospectus are held by them under valid and binding leases.

        (n) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in similar businesses in similar industries.

        (o) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

        (p) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described to the extent so required in the Prospectus or filed as exhibits to the Registration Statement.

        (q) No relationship, direct or indirect, exists between or among any of the Registrants on the one hand, and their respective directors, officers, stockholders, customers or suppliers on the other hand, which is required to be described in the Prospectus which is not so described.

        (r) Except as described in the Prospectus, no labor disturbance by the employees of the Company or any of the Company's subsidiaries exists or, to the knowledge of the Company, is imminent which, in either case, could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

        (s) The Company and each of its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii)
     Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

        (t) The Company and each of its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon (other than those assessments being contested in good faith), and except as described in the Prospectus, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably have) a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

        (u) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, neither the Company nor any of its subsidiaries has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock other than, in the case of the subsidiaries, directly or indirectly, to the Company.

        (v) Each of the Company and its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

        (w) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, in any respect material to the business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, and except as set forth in the Prospectus, no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or
     (iii) is in violation, in any respect material to the business, properties, assets, rights, operations condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

        (x) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or, to the Company's knowledge, any other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

        (y) Other than as set forth in the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries;

     other than as set forth in the Prospectus, there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

        (z) None of the Registrants is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

        (aa) Upon execution and delivery by Acme Steel, on the Delivery Date and assuming due recording, each Mortgage will create and constitute (A) a valid and enforceable mortgage lien on the real property and fixtures described therein (the "Real Property"), (B) a valid and enforceable security interest in such of the Mortgaged Property (as defined in the Mortgage), other than fixtures, as is subject to the provisions of Article 9 (the "UCC Property") of the Uniform Commercial Code (the "UCC") as in effect in the state in which such Mortgaged Property is located and (C) a valid common law lien on or pledge of such of the Mortgaged Property as is not UCC Property or Real Property (such property, together with the UCC Property, the "Personal Property"). Each Mortgage will be in proper form under the laws of the state in which the Mortgaged Property encumbered thereby is located, to be accepted for recording in the county where such Mortgaged Property is located.

        (bb) Upon execution and delivery by Acme Steel on the Delivery Date and assuming due filing of the Financing Statements (as hereinafter defined), each of the Security

     Agreement will create and constitute a valid and enforceable security interest in, lien on or pledge of all of the Pledged Collateral (as defined in each Security Agreement).

        (cc) Upon execution and delivery by each of the Registrants (to the extent each is a party thereto) on the Delivery Date and assuming delivery of certificates representing the stock constituting the Pledged Collateral, each of the Stock Pledge Agreements will create and constitute a valid and enforceable security interest in, lien on or pledge of all of the Pledged Collateral (as defined in each Stock Pledge Agreement).

        (dd) Upon filing of the UCC-1 financing statements (the "Financing Statements") relating to (A) each Mortgage with the Office of the Secretary of State in the states in which the Mortgaged Property encumbered by such Mortgage is located, and with the recorder in the county where real property on which fixtures are present is located and (B) each Security Agreement with the Office of the Secretary of State in the states in which the Pledged Collateral described therein is located and with the recorder in the county where real property on which fixtures are present is located, the security interest, lien or pledge created by (x) each Security Agreement in all of the Pledged Collateral described therein will be a perfected security interest prior to all other claims or security interests therein which may be perfected by the filing of a Financing Statement or by possession, except for prior liens and encumbrances permitted by such Security Agreement, (y) each Stock Pledge Agreement in all of the Pledged Collateral described therein will be a perfected security interest prior to all other claims or security interests therein which may be perfected by the filing of a Financing Statement or by possession, except for prior liens and encumbrances permitted by such Stock Pledge Agreement, and (z) each Mortgage in UCC Property will be a perfected security interest prior to all other security interests therein which may be perfected by filing a Financing Statement or by possession, except for prior liens and encumbrances permitted by such Mortgage.

        (ee) (i) The Registrants have delivered to the Underwriters a true, correct and complete copy of the Working Capital Facility (as defined in the Prospectus); (ii) each of the representations and warranties in the Working Capital Facility is true and correct in all respects as of the date hereof and will be true and correct in all respects on and as of the Delivery Date, except insofar as such representations and warranties speak only as of a prior date (in which case such representations and warranties were true and correct in all material respects as of such prior date); and
     (iii) there exists as of the date hereof and on and as of the Delivery Date (after giving effect to the transactions contemplated by this Agreement) no condition which would constitute a Default or an Event of Default (each as defined in the Working Capital Facility) under the Working Capital Facility.

          2. Purchase of the Securities by the Underwriters. The Company agrees to issue and sell to each of the Underwriters, and on the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the respective principal amount of the Senior Secured Notes, and the Senior Secured Discount Notes set forth opposite that Underwriter's name on Schedule 1 hereto, (i) in the case of the Senior Secured Notes and accompanying Guarantees, at a purchase price of $
per $1,000 principal amount, plus accrued interest, if any, from           ,
1994 to the Delivery Date and (ii) in the case of the Senior Secured Discount
Notes and accompanying Guarantees, at a purchase price of $        per $1,000
principal amount, plus accreted discount if any from             , 1994 to the
Delivery Date. The Company shall not be obligated to deliver any of the Securities to be delivered on the Delivery Date except upon payment for all of the Securities to be purchased on the Delivery Date as provided herein.

          3.  Delivery of and Payment for the Securities.  Delivery of and
payment for the Securities shall be made at       A.M., New York City time, on
the fifth full business day following the date of this Agreement or on such other date as shall be determined by agreement between the Underwriters and the Company and at such place as shall be determined by agreement between the Underwriters and the Company. This date and time are sometimes referred to as the "Delivery Date." On the Delivery Date, the Company shall deliver or cause to be delivered the Securities to the Underwriters against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks payable in New York Clearing House (next-day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Certificates representing the Senior Secured Notes and the Senior Secured Discount Notes, as the case may be, shall be registered in such names and issued in such denominations as the Underwriters shall request not later than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Securities, the Company shall make the certificates representing the Senior Secured Notes and the Senior Secured Discount Notes, as the case may be, available for inspection by the Underwriters in New York, New York, not later than 1:00 P.M., New York City time, on the business day prior to the Delivery Date.

        4. Further Agreements of the Registrants. The Registrants jointly and severally agree:

        (a) To use their best efforts to cause the Registration Statement to become effective (if the Registration Statement shall not have been declared effective prior to the execution hereof) at the earliest possible time, and to prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act if required not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Underwriters, promptly after they receive notice thereof, of the time when the Registration Statement becomes effective (if not effective at the time of execution of this Agreement) or when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to advise the Underwriters, promptly after they receive notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly their best efforts to obtain its withdrawal;

        (b) To furnish promptly to each of the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

        (c) To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits) and
     (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required by law at any time in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriters and, upon their request, to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

        (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Registrants or the Underwriters, be required by the Securities Act or requested by the Commission;

        (e) That they will not at any time file with the Commission any (i) amendment to the Registration Statement or supplement to the Prospectus or
     (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to which the Underwriters or their counsel shall reasonably object;

        (f) As soon as practicable after the Effective Date, to make generally available to the Registrants' security holders and to deliver to the Underwriters a consolidated earnings statement of the Registrants (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including Rule 158);

        (g) As long as any of the Securities remain outstanding, to furnish to the Underwriters copies of all public reports and all reports and financial statements furnished by the Registrants to the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the Commission thereunder, and such other documents, reports and information as shall be furnished by the Registrants to the holders of the Securities or to the holders of the Company's publicly issued securities generally;

        (h) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Securities for offering and sale under the securities laws of such domestic jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for so long as may be necessary to complete the distribution of the Securities; provided that in connection therewith none of the Registrants shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

        (i) During the period beginning on the date hereof and continuing through the Delivery Date, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, any debt securities of the Company (other than the Notes) without the prior written consent of each of the Underwriters; and

        (j) To apply the net proceeds from the sale of the Securities being sold by the Registrants as set forth in the Prospectus.

        5.  Expenses.  The Registrants jointly and severally agree to pay
(a) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and, subject to Section 4(c), any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement, the Security Documents and the Indentures; (e) the filing fees incident to securing any required review by the NASD of the terms of sale of the Securities; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(h) and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey (including related fees and expenses of counsel to the Underwriters); (g) the fees and expenses of the Trustees, any agent of the Trustees or counsel to the Trustees; (h) the fees and expenses charged by investment rating agencies for the rating of the Securities;
(i) the costs of preparing certificates representing the Securities; (j) the fees and expenses of Hatch Associates, Ltd./Steltech Ltd. (not to exceed $
); and (k) all other costs and expenses incident to the performance of the obligations of the Registrants under this Agreement; provided that, except as provided in this Section 5 and in Section 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which it may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

        6. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Registrants contained herein and in the Security Documents, to the performance by the Registrants of their obligations hereunder, and to each of the following additional terms and conditions:

        (a) The Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 1:00 p.m., New York City time, on the date hereof, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) if required; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

        (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Cahill Gordon & Reindel, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

        (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indentures, the Security Documents, the Securities, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to counsel for the Underwriters, and the Registrants shall have furnished to such counsel all documents and information that it may reasonably request to enable it to pass upon such matters.

        (d) Coffield Ungaretti & Harris shall have furnished to the Underwriters its written opinion, as counsel to the Registrants, addressed to the Underwriters and dated the Delivery Date, in form and substance satisfactory to the Underwriters, to the effect that:

            (i) The Company and each of its subsidiaries have been duly incorporated, are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation with all power and authority necessary to own or hold their respective properties and conduct their respective businesses as described in the Prospectus, and are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of their respective properties or the conduct of their respective businesses requires it;

            (ii) The Indentures have been duly and validly authorized, executed and delivered by each of the Registrants and duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery thereof by the respective Trustees, are valid and legally binding obligations of each of the Registrants enforceable against each Registrant in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iii) Each of the Security Agreements and the Securities Pledge Agreements have been duly and validly authorized, executed and delivered by each of the Registrants (to the extent each is a party thereto) and, assuming due authorization, execution and delivery thereof by the Collateral Agent, are valid and legally binding obligations of each of the Registrants (to the extent each is a party thereto) enforceable against each such Registrant in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) The Intercreditor Agreement has been duly and validly authorized, executed and delivered by each of the Registrants and, assuming due authorization, execution and delivery thereof by the Collateral Agent and the Agent, is a valid and legally binding obligation of each of the Registrants enforceable against each Registrant in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (v) The Collateral Agency Agreement has been duly and validly authorized, executed and delivered by each of the Registrants (to the extent that each is a party thereto) and, assuming due authorization, execution and delivery thereof by the Collateral Agent and the Trustee, is a valid and legally binding obligation of each of the Registrants (to the extent that each is a party thereto) enforceable against each such Registrant in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (vi) The Disbursement Agreement has been duly and validly authorized, executed and delivered by each of the Registrants (to the extent that each is a party thereto) and, assuming due authorization, execution and delivery thereof by the Collateral Agent, is a valid and legally binding obligation of each of the Registrants (to the extent that each is a party thereto) enforceable against each such Registrant in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (vii) The Senior Secured Notes are in the form contemplated by the Note Indenture and have been duly and validly authorized and executed and, assuming the due execution, authentication and delivery thereof by the Note Trustee pursuant to the Note Indenture (and payment therefor by the Underwriters in accordance with the terms of this Agreement), are valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (viii) The Senior Secured Discount Notes are in the form contemplated by the Discount Note Indenture and have been duly and validly authorized and executed and, assuming the due execution, authentication and delivery thereof by the Discount Note Trustee pursuant to the Discount Note Indenture (and payment therefor by the Underwriters in accordance with the terms of this Agreement), are valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles

          (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (ix) Each of the Guarantors has duly and validly authorized its Guarantee for issuance and, upon endorsement on the Senior Secured Notes and the Senior Secured Discount Notes by such Guarantor and upon execution of the Senior Secured Notes and the Senior Secured Discount Notes by the Company and authentication, delivery and payment for the Senior Secured Notes and the Senior Secured Discount Notes as provided in this Agreement and the respective Indentures, each such Guarantee will be validly issued and outstanding and will constitute valid and legally binding obligations of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (x) The Indentures, Security Documents, the Intercreditor Agreement, the Collateral Agency Agreement, the Securities and the Working Capital Facility conform in all material respects to the description thereof contained in the Prospectus;

               (xi) The Company had at the date indicated in the Prospectus a duly authorized and outstanding capitalization as set forth in the column entitled "Actual" under the caption "Capitalization" as set forth in the Prospectus, and, based on the assumptions stated in the Prospectus, the Company will have on the Delivery Date the adjusted capitalization as set forth in the column entitled "As Adjusted" under the caption "Capitalization" as set forth in the Prospectus; all of the Special Warrants (as defined in the Prospectus) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; all conditions to the exercise of the Special Warrants and the release from escrow of the net proceeds of the sale thereof have been satisfied or waived and, upon exercise of the Special Warrants, each share of Common Stock issuable in respect thereof will be validly issued, fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by the Company and, to such counsel's knowledge, free and clear of all liens, encumbrances, equities or claims;

               (xii) To such counsel's knowledge, there are no legal or governmental proceedings pending, threatened or contemplated to which the Company or any of its subsidiaries is or would be a party or of which any of the property or assets of the Company or any of its subsidiaries is or would be the subject that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein;

               (xiii) The Registration Statement was declared effective under the Securities Act and the Indentures were qualified under the Trust Indenture Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion, if applicable, on the date specified therein; and no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceeding for that purpose is pending or threatened by the Commission;

               (xiv) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to the Delivery Date (other than the financial statements and related schedules and other financial and statistical information included therein, as to which such counsel need not express an opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and the Indentures conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations thereunder;

               (xv) To such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described as required or filed as required as exhibits to the Registration Statement;

               (xvi) Each of the Registrants has the requisite corporate power and authority to execute and deliver this Agreement, the Indenture, the Security Documents, the Notes, the Guarantees and the Working Capital Facility (in each case, to the extent it is a party thereto) and to perform its obligations hereunder and, if applicable, thereunder; all requisite corporate action required to be taken for the due and proper authorization, issuance, sale and delivery of the Securities and the consummation of the transactions contemplated by this Agreement, the Indentures, the Security Documents, the Notes, the Guarantees and the Working Capital Facility have been duly and validly taken; and all requisite corporate action required to be taken for the due and proper authorization of the Modernization Project (as defined in the Prospectus) by the Company and its subsidiaries has been duly and validly taken;

               (xvii) This Agreement has been duly and validly authorized, executed and delivered by each of the Registrants;

               (xviii) The issue and sale of the Securities and the compliance by each of the Registrants with all of the provisions of this Agreement, the Indentures, the Security Documents, the Notes, the Guarantees and the Working Capital Facility (to the extent each is a party thereto) and the consummation of the transactions contemplated hereby and, if applicable, thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement (other than as may arise pursuant to the Company's existing revolving credit agreement dated as of June 26, 1992 and the Note Agreements, dated as of October 16, 1989, as amended, which will either be terminated or prepaid, as the case may be) or other agreement or instrument of which such counsel has knowledge to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any violation of any statute or any order, rule or regulation generally applicable to transactions of the type contemplated hereby or to financings generally of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and, except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities or Blue Sky laws or filings that may be required by the NASD in obtaining from it a written statement that it has no objections to the terms of the underwriting in connection with the purchase and distribution of the Securities by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body with respect to any statute, or any order, rule or regulation generally applicable to transactions of the type contemplated hereby or to financings generally is required for the issuance and sale of the Securities by the Registrants, the compliance by the Registrants with all of the provisions of this Agreement, the Indenture, the Security Documents, the Notes, the Guarantees and the Working Capital Facility (to the extent each is a party thereto) or the consummation of the transactions contemplated hereby and, if applicable, thereby except such as have been obtained; and

               (xix) Except for the documents relating to the Special Warrants and to the EPC Contract relating to certain shares of capital stock of the Company to be issued by Raytheon or an affiliate thereof, there are no contracts, agreements or understandings between any of the Registrants, on the one hand, and any other person, on the other hand, granting such person the right to require any of the Registrants to file a registration statement under the Securities Act with respect to its securities owned or to be owned by such person or to require any of the Registrants to include its securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by it under the Securities Act.

          Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriter and dated the Delivery Date, in form and substance satisfactory to the Underwriters, to the effect that no facts have come to the attention of such counsel which have caused it to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of the Delivery Date contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need not express an opinion as to financial statements, schedules and other statistical and financial information included therein). In rendering the foregoing opinion, such counsel may rely as to matters of fact upon certificates of public officials and officers of any of the Registrants.

          In addition to the foregoing, such counsel shall have furnished to the Underwriters its written opinion, as counsel to the Registrants, addressed to the Underwriters and dated the Delivery Date, in form and substance satisfactory to the Underwriters, to the effect of Exhibit 1 to this Agreement.

          (e) Cahill Gordon & Reindel shall have furnished to the Underwriters its written opinion, as counsel to the Underwriters, addressed to the Underwriters and dated the Delivery Date, in form and substance satisfactory to the Underwriters, relating to this Agreement, the Indentures, the Securities, the Registration Statement and the Prospectus and such other related matters as the Underwriters shall reasonably request, and the Registrants shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (f) Cahill Gordon & Reindel shall have furnished to the Underwriters a Blue Sky Survey for the offering contemplated hereby.

          (g) Price Waterhouse shall have furnished to the Underwriters a letter (the "bring-down letter") addressed to the Underwriters and dated the Delivery Date (x) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (y) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter (the "initial letter") delivered to the Underwriters concurrently with the execution of this Agreement and (z) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (h) The Registrants shall have furnished to the Underwriters a certificate, dated the Delivery Date, of (a) its Chief Executive Officer or its President and (b) its Vice President-Finance stating that:

              (x) The representations and warranties of the Registrants contained in the Mortgage, the Security Agreement, the Stock Pledge Agreements, the Intercreditor Agreement, the Collateral Agency Agreement and the Disbursement Agreement, and the representations, warranties and agreements of the Registrants in Section 1 of this Agreement are true and correct as of the Delivery Date; the Registrants have complied with all of their agreements contained herein; and the conditions set forth in this Section 6 have been fulfilled; and

              (y) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

          (i) (x) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus, or (y) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the Prospectus, the effect of which, in any such case described in clause (x) or (y), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

          (j) Subsequent to the execution and delivery of this Agreement (x) no downgrading shall have occurred in the rating accorded any of the Registrants' securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (y) no such organization shall have publicly announced that it has under surveillance or review, other than with possible positive implications, its rating of any of the Registrants' securities.

          (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (w) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (x) a banking moratorium shall have been declared by Federal or state authorities, (y) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or
     (z) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriters, impractical or inadvisable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

          (l) On or before the Delivery Date, each of the Registrants shall have caused to be delivered to the Underwriters the following documents and instruments (to the extent each is a party thereto) with regard to each Mortgaged Property:

              (i) Mortgages encumbering each Registrant's interest (to the extent each is a party thereto) in each such Mortgaged Property, duly executed and acknowledged by the owner or holder of the fee interest constituting such Mortgaged Property and otherwise in form for recording in the appropriate recording office of the political subdivision where such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof and such UCC-1 financing statements and other similar statements as are contemplated in respect of such Mortgages by the counsel opinions set forth in Exhibit 1 and required by Section 6(d) hereto, and any other instruments necessary to grant the interests purported to be granted by such Mortgages under the laws of any applicable jurisdiction, which Mortgages and financing statements and other instruments shall be effective to create a Lien (as defined in the Indentures) on such Mortgaged Property subject to no Liens other than Liens permitted to be outstanding pursuant to such Mortgages;

               (ii) with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall reasonably be deemed necessary by the Underwriters in order for the owner or holder of the fee interest to grant the Lien contemplated by the Mortgages with respect to such Mortgaged Property;

               (iii) with respect to each Mortgage, a policy of title insurance on ALTA Form B (1990) or equivalent (or a commitment to issue such a policy) insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the real property and fixtures described therein in respect of the Securities in an amount not less than the fair market value of such real property and fixtures which policy (or commitment) shall (A) be issued by [First American Title Insurance Company] or another nationally recognized title insurance company, (B) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Underwriters, (C) have been supplemented by such endorsements, or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of special counsel, architects or other professionals, which counsel, architects or other professionals shall be reasonably acceptable to the Underwriters, as shall be reasonably requested by the Underwriters (including, without limitation, endorsements or opinion letters on matters relating to usury, first loss, last dollar, zoning, non-imputation, public road access, contiguity (where appropriate), cluster, survey, variable rate and so-called comprehensive coverage over covenants and restrictions) and (D) contain only such exceptions to title as shall be reasonably agreed to by the Underwriters prior to the Delivery Date with respect to such Mortgaged Property or as shall be locally customary;

               (iv) [with respect to each Mortgaged Property [other than the so-called "Wildwood" property lying north of and across the Calumet River from the Riverdale facility, and the so-called Burley Street lots, lying east of the Chicago Facility], a survey locating the improvements thereon, public streets and recorded easements affecting those properties in such detail as shall be sufficient to permit the Title Insurer to delete from the Mortgage Policy of Title Insurance referred to in clause (iii) above the so-called survey exception as to the properties so surveyed. The surveys shall be dated not earlier than six months prior to the date of delivery thereof, and shall be certified to the Collateral Agent, in its capacity as collateral agent, and the Title Insurer.]

               (v) with respect to each Mortgaged Property, policies or certificates of insurance as required by the Mortgages relating thereto, which policies or certificates shall bear mortgagee endorsements of the character required by such Mortgages;

               (vi) with respect to each Mortgaged Property, UCC, judgment and tax lien searches confirming that the personal property comprising a part of such Mortgaged Property is subject to no Liens other than as set forth in Schedule B to the Mortgages;

               (vii) checks payable to the appropriate public officials in payment of all recording costs and transfer taxes (or checks or wire transfers to the title company in respect of such amounts) due in respect of the execution, delivery or recording of such Mortgages, together with a check or wire transfer for the title company in payment of its premium, search and examination charges, survey costs and any other amounts due in connection with the issuance of its policies (or commitments);

               (viii) with respect to each Mortgaged Property, copies of all Leases (as defined in the Mortgages), all of which Leases shall, to the extent not previously approved in writing by the Underwriters, be reasonably satisfactory to the Underwriters; and

               (ix) with respect to each Mortgaged Property, a certificate of an officer of the Company certifying that, as of the date of delivery of such certificate, there is not outstanding any citation, violation or similar written notice indicating that such Mortgaged Property contains conditions which are not in compliance with local codes or ordinances relating to building or fire safety or structural soundness (other than any provisions of such codes or ordinances the validity or applicability of which is being contested in good faith by appropriate proceedings diligently prosecuted and as to which enforcement proceedings have not been instituted or, if instituted, have been stayed).

          (m) On or before the Delivery Date, the net proceeds of the sale of the Special Warrants of approximately $112.3 million shall be released to the Company from escrow.

          (n) On or before the Delivery Date, the Company and its subsidiaries (to the extent applicable) shall have entered into the Working Capital Facility.

          (o) On or before the Delivery Date, (y) the Company and its subsidiaries (to the extent applicable) shall have entered into the EPC Contract and [(z) Raytheon shall have entered into equipment supply arrangements with SMS Schloemann-Siemag AG and its subsidiaries SMS Engineering Inc. and SMS Concast Inc. (collectively, "SMS") relating to SMS acting as primary equipment supplier for the Modernization Project.]

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

          7. Indemnification and Contribution. (a) The Registrants, jointly and severally, shall indemnify and hold harmless each Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Underwriter or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such controlling person promptly upon demand for any legal or other expenses incurred by that Underwriter or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Registrants shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Registrants by or on behalf of any Underwriter with respect to such Underwriter specifically for inclusion therein (as confirmed in Section 7(e) hereof); provided, further, that the indemnification and contribution agreements contained in this Section 7 with respect to any Preliminary Prospectus, or the Prospectus after it has been amended or supplemented, shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting such loss, claim, damage, liability or action shall have purchased Securities that are the subject thereof if, after a sufficient number of copies thereof have been delivered by the Registrants to such Underwriter, such Underwriter shall have failed to send or give a copy of the final Prospectus or of the Prospectus as then amended or supplemented, as the case may be, to such person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus. The foregoing indemnity agreement is in addition to any liability which the Registrants may otherwise have to any Underwriter or to any controlling person of that Underwriter.

          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Registrants, each of their directors, each of their officers who signed the Registration Statement and each person, if any, who controls any of the Registrants within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Registrants or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Registrants by or on behalf of that Underwriter with respect to such Underwriter specifically for inclusion therein (as confirmed by Section 7(e) hereof), and shall reimburse the Registrants and any such director, officer or controlling person for any legal or other expenses incurred by the Registrants or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Registrants or any such director, officer or controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than costs of investigation; provided, however, that the Underwriters shall have the right to employ one counsel (together with any local counsel) to represent jointly the Underwriters and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Registrants under this Section 7 if, in the reasonable judgment of the Underwriters, it is advisable for the Underwriters and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Registrants. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if any such action is settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

          (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportions as shall be appropriate to reflect the relative benefits received by the Registrants on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Registrants on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Registrants on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Registrants or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Registrants and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations.

          (e) The Underwriters severally confirm that the statements with respect to the public offering of the Securities set forth in the last paragraph on the cover page of the Prospectus and in the second paragraph, the second sentence of the fourth paragraph, and the first sentence of the fifth paragraph under the caption "Underwriting" in the Prospectus are accurate and constitute the only information furnished in writing to the Registrants by or on behalf of the Underwriters with respect to the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

          8.  Defaulting Underwriters.  If, on the Delivery Date, an
Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriter shall have the right, but shall not be obligated, to purchase all the Securities to be purchased on the Delivery Date. If the remaining Underwriter does not elect to purchase the Securities which the defaulting Underwriter agreed but failed to purchase on the Delivery Date, this Agreement shall terminate without liability on the part of the non-defaulting Underwriter or the Registrants, except that the Registrants will continue to be liable for the payment of expenses to the extent set forth in Sections 5 and 10.

          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Registrants for damages caused by its default. If the non-defaulting Underwriter agrees to purchase the Securities of a defaulting or withdrawing Underwriter, either the non-defaulting Underwriter or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Registrants or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

          9. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Registrants prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 6(i), 6(j) or 6(k) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

          10. Reimbursement of Underwriters' Expenses. If (a) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 9), the Registrants shall reimburse the Underwriters for the fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Registrants shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 8 by reason of the default of one of the Underwriters, the Company shall not be obligated to reimburse the defaulting Underwriter on account of those expenses.

          11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing and:

          (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285, Attention: Syndicate Department (facsimile: 212-528-8822); and

          (b) if to the Registrants, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Vice President, General Counsel and Secretary (facsimile: 708-841-6010);


provided, however, that any notice to an Underwriter pursuant to Section 7(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

          12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Registrants and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Registrants contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of
Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of the directors of the respective Registrants, officers of the respective Registrants who have signed the Registration Statement and any person controlling any of the Registrants within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          13. Survival. The respective indemnities, representations, warranties and agreements of the Registrants and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          14. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

          15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement among the Registrants and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

                                    Very truly yours,

                                    ACME METALS INCORPORATED


                                    By
                                       --------------------------
                                       Title:


                                    ACME STEEL COMPANY


                                    By
                                       --------------------------
                                       Title:


                                    ACME PACKAGING CORPORATION


                                    By
                                       --------------------------
                                       Title:


                                    ALPHA TUBE CORPORATION


                                    By
                                       --------------------------
                                       Title:


                                    UNIVERSAL TOOL AND STAMPING
                                      COMPANY, INC.


                                    By
                                       --------------------------
                                       Title:


                                    ALTA SLITTING CORPORATION


                                    By
                                       --------------------------
                                       Title:

                                    ALABAMA METALLURGICAL
                                      CORPORATION


                                    By
                                       --------------------------
                                       Title:


                                    ACME STEEL COMPANY
                                      INTERNATIONAL, INC.


                                    By
                                       --------------------------
                                       Title:


Accepted:

LEHMAN BROTHERS INC.

BT SECURITIES CORPORATION

By:  LEHMAN BROTHERS INC.



By ____________________________
    Authorized Representative

                                   SCHEDULE 1



                                                            Principal Amount
                                                            of Senior
Underwriters                                                      Secured Notes
- ------------                                                     ---------------

Lehman Brothers Inc.................        $
BT Securities Corporation...........        $
                                             ----------

     Total..........................        $__________



                                                            Principal Amount
                                                            of Senior Secured
Underwriters                                                     Discount Notes
- ------------                                                     --------------

Lehman Brothers Inc.................        $
BT Securities Corporation...........        $
                                             ----------
     Total..........................        $
                                             ----------